Exhibit 3(iii)(4)

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

          Witness my hand and seal of the Department of State on March 16, 2007

Special Deputy Secretary of State

DOS-1266 (Rev. 11/05)

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

under Section 805 of the Business Corporation Law

                    We, Paul J. Ganci and Ellen Ahearn, being respectively the President and Chief Operating Officer and an Assistant Secretary of Central Hudson Gas & Electric Corporation, a New York corporation (hereinafter referred to as the “Corporation”), do hereby certify:

          1.       The name of the Corporation is CENTRAL HUDSON GAS & ELECTRIC CORPORATION.

          2.       The Certificate of Consolidation forming the Corporation was filed in the Office of the Secretary of State of the State of New York on December 31, 1926.

          3.       The Certificate of Consolidation of the Corporation as heretofore amended, was last restated in the Restated Certificate of Incorporation filed in the Office of the Secretary of State of the State of New York on August 14, 1989 and a Certificate of Amendment of the Restated Certificate of Incorporation was thereafter filed in the Office of the Secretary of State of the State of New York on April 5, 1990.

                    Pursuant to the Certificates described in this Paragraph 3, the Corporation is presently authorized to issue 1,200,000 shares having a par value of $100 per share of serial preferred stock. The only series of serial preferred stock heretofore issued and presently outstanding are the series designated 4 1/2% Cumulative Preferred Stock, of which 70,300 shares have been issued and are outstanding, 4.75% Cumulative Preferred Stock, of which 20,000 shares have been issued and are outstanding, Cumulative Preferred Stock, Series D, of which 60,000 shares have been issued and are outstanding, 4.96% Cumulative Preferred Stock, Series E, of which 60,000 shares have been issued and are outstanding, 7.72% Cumulative Preferred Stock, of which 130,000 shares have been issued and are outstanding, 7.44% Cumulative Preferred Stock, Series G, of which 120,000 shares have been issued and are outstanding, 8.40% Cumulative Preferred Stock, of which 150,000 shares have been issued and are outstanding and Adjustable Rate Cumulative Preferred Stock, Series A, of which 192,000 shares have been issued and are outstanding.

          4.       The Certificate of Incorporation, as amended, is hereby amended pursuant to Section 502 of the Business Corporation Law by the addition of new subparagraphs (l) and (m) of Paragraph 5 of the Certificate of Incorporation stating the numbers, designations, preferences, privileges and voting powers of the shares of two new series of such serial preferred stock and the restrictions or qualifications thereof as fixed by the board of direc-

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tors before issuance of such series. The first new series shall be designated 6.80% Redeemable Cumulative Preferred Stock, hereinafter sometimes referred to as the “6.80% Preferred Stock,” of which 150,000 shares are presently to be issued, and the second new series shall be designated 6.20% Redeemable Cumulative Preferred Stock, hereinafter sometimes referred to as the “6.20% Preferred Stock,” of which 200,000 shares are presently to be issued.

          A.     New subparagraph (l) shall be as follows:

          “(l)      6.80% Redeemable Cumulative Preferred Stock. The holders of the 6.80% Redeemable Cumulative Preferred Stock (hereinafter referred to as 6.80% Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 6.80% per annum payable quarterly on the first days of January, April, July and October in each year commencing with a payment on January 1, 1994. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the 6.80% Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such

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payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 6.80% Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

                    The holders of the 6.80% Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $106.80 per share upon any voluntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before October 1, 2003, and an amount per share equal to the then optional redemption price (set forth below in the fourth paragraph of this subparagraph (1)) applicable on the date any such event is effected, if effected after October 1, 2003, and (b) $100 per share upon any involuntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 6.80% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 6.80% Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquida-

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tion, dissolution or winding-up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

                    Unless at any time dividends on the 6.80% Preferred Stock at the rate of 6.80% per annum shall not have been paid for periods aggregating one year or more, the holders of the 6.80% Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 6.80% Preferred Stock of the Corporation held by them respectively, except that the holders of the 6.80% Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the certificate of incorporation which alters the preferences of outstanding shares of the 6.80% Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 6.80% Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the 6.80% Preferred Stock shall be required for any such amendment; and specifically the holders of the 6.80% Preferred stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for

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guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 6.80% Preferred Stock at the rate of 6.80% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 6.80% Preferred Stock shall have been paid, the holders of the 6.80% Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 6.80% Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the

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holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 6.80% Preferred Stock

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shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 6.80% Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 6.80% Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 6.80% Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 6.80% Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five percent (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to, elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          Prior to October 1, 2003, the Corporation may not redeem any of the 6.80% Preferred Stock. On and after October 1, 2003, the 6.80% Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board

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of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 6.80% Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 6.80% Preferred Stock so to be redeemed, at the redemption prices set forth below:

If redeemed during the 12 months beginning October 1:	Redemption Price ($):

2003	103.97
2004	103.68
2005	103.40
2006	103.12
2007	102.83
2008	102.55
2009	102.27
2010	101.98
2011	101.70
2012	101.42
2013	101.13
2014	100.85
2015	100.57
2016	100.28
2017 and thereafter	100.00	;

and in addition thereto an amount equal to 6.80% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 6.80% Preferred Stock thereby called for redemp-

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tion shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

                    As a sinking fund for the redemption of the 6.80% Preferred Stock on October 1, 2003, and on each October 1 thereafter, the Corporation shall redeem 6,000 shares of the 6.80% Preferred Stock (or the number of shares of 6.80% Preferred Stock then outstanding if less than 6,000), in each case by payment in cash of an amount of $100.00 per share and in addition thereto an amount equal to 6.80% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect to which dividends thereon shall not have been paid. The foregoing obligation of the Corporation to redeem 6.80% Preferred Stock annually shall be cumulative. At its option, the Corporation may credit against any sinking fund redemption required by this paragraph any shares of 6.80% Preferred stock redeemed pursuant to the optional redemption provisions of the immediately preceding paragraph or as otherwise acquired by the Corporation except that shares of the 6.80% Preferred Stock redeemed pursuant to the immediately following sentence shall not reduce the Corporation’s sinking fund requirements. At its option, on October 1, 2003, and on each October 1,

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thereafter, the Corporation may also redeem up to 6,000 additional shares of the 6.80% Preferred Stock (or the number of shares of 6.80% Preferred Stock then outstanding, if less than 6,000), in each case by payment in cash of an amount of $100.00 per share and in addition thereto an amount equal to 6.80% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect to which dividends thereon shall not have been paid. The Corporation’s right to redeem in the immediately preceding sentence shall not be cumulative and shall not be exercised when the sinking fund redemption required by this paragraph shall be in arrears. Selection of the shares to be redeemed pursuant to this paragraph shall be made in such manner as may be prescribed by the Board of Directors which is designed to result, as nearly as practicable, in a redemption pro-rata among the holders of the 6.80% Preferred Stock. Any redemption pursuant to this paragraph shall be upon not less than thirty (30) days’ notice to the holders of record of the 6.80% Preferred Stock to be so redeemed, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors. From and after the date for redemption pursuant to this paragraph (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 6.80% Preferred Stock subject to such redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected

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either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the 6.80% Preferred Stock, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of Common Stock or any other class of stock ranking junior to the 6.80% Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration in the case of any other such dividend, or at the date of any such payment, setting apart distribution, (a) full cumulative sinking fund redemptions required by this paragraph shall have been made and (b) full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment on the then outstanding 6.80% Preferred Stock, other than shares of 6.80% Preferred Stock previously or then to be called for redemption. The Corporation shall not redeem or purchase any shares ranking on a parity with the 6.80% Preferred Stock as to assets or dividends, pursuant to any sinking fund (which term shall include any analogous requirement) for the redemption of purchase of such shares, and shall not set apart money for any such fund, at any time when the sinking fund redemption required by this paragraph shall be in arrears; except

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that, at any time when the sinking fund redemption required by this paragraph shall be in arrears and when arrears exist in any sinking or analogous retirement fund required for any shares ranking as aforesaid on a parity with the 6.80% Preferred Stock, the Corporation may redeem or purchase for the respective funds shares of 6.80% Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemption, or purchases required for the respective funds.

                    No holder of 6.80% Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holder’s of stock may be offered to holders of

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stock of any class to the exclusion of holders of stock of any other class or classes.

                    The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 6.80% Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.”

          B.       New subparagraph (m) shall be as follows:

          “(m) 6.20% Redeemable Cumulative Preferred Stock. The holders of the 6.20% Redeemable Cumulative Preferred Stock (hereinafter referred to as 6.20% Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of 6.20% per annum payable quarterly on the first days of January, April, July and October in each year commencing with a payment on January 1, 1994. Such dividends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly

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dividend period all dividends on the 6.20% Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the 6.20% Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

                    The holders of the 6.20% Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $106.20 per share upon any voluntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before October 1, 2003, and $100 per share if effected thereafter, and (b) $100 per share upon any involuntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders, plus in each case an amount equal to 6.20% per annum on the par amount of said stock for the aggregate of all periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the 6.20% Preferred Stock shall have no right or claim to any of the remaining assets of the Corpora-

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tion. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

                    Unless at any time dividends on the 6.20% Preferred Stock at the rate of 6.20% per annum shall not have been paid for periods aggregating one year or more, the holders of the 6.20% Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the 6.20% Preferred Stock of the Corporation held by them respectively, except that the holders of the 6.20% Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the certificate of incorporation which alters the preferences of outstanding shares of the 6.20% Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the 6.20% Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record; of two-thirds of the outstanding shares of the 6.20% Preferred Stock shall be required for any such amendment; and specifically the holders of the 6.20% Preferred Stock are hereby excluded from the right to vote in any

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proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the 6.20% Preferred Stock at the rate of 6.20% per annum shall not have been paid for periods aggregating one year or more, then, and until full cumulative dividends upon the 6.20% Preferred Stock shall have been paid, the holders of the 6.20% Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the 6.20% Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five percent (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common

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Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term “a majority of the members of the Board of Directors” as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five percent (5%) of the total number of shares of serial preferred stock then

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outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the 6.20% Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the 6.20% Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the 6.20% Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the 6.20% Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of 6.20% Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five percent (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

          Prior to October 1, 2003, the Corporation may not redeem any of the 6.20% Preferred Stock. On and after October 1,

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2003, the 6.20% Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty (30) days’ notice to the holders of record of the 6.20% Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the 6.20% Preferred Stock so to be redeemed, at a redemption price of $100 per share, and in addition thereto an amount equal to 6.20% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 6.20% Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

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                    As a sinking fund for the redemption of the 6.20% Preferred Stock, on October 1, 2003, and on each October 1 thereafter through and including October 1, 2007, the Corporation shall redeem 10,000 shares of the 6.20% Preferred Stock (or the number of shares of 6.20% Preferred Stock then outstanding if less than 10,000), in each case by payment in cash of an amount of $100.00 per share and in addition thereto an amount equal to 6.80% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect to which dividends thereon shall not have been paid. The Corporation shall redeem all shares of the 6.80% Preferred Stock outstanding on October 1, 2008, by payment, in cash of an amount of $100.00 per share and in addition thereto an amount equal to 6.20% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect of which dividends thereon shall not have been paid. The foregoing obligation of the Corporation to redeem 6.20% Preferred Stock annually shall be cumulative. At its option, the Corporation may credit against any sinking fund redemption required by this paragraph any shares of 6.20% Preferred Stock redeemed pursuant to the optional redemption provisions of the immediately preceding paragraph or as otherwise acquired by the Corporation. Selection of the shares to be redeemed pursuant to this paragraph shall be made in such manner as may be prescribed by the Board of Directors which is designed to result, as nearly as practicable, in a redemption pro-rata among the holders of the

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6.20% Preferred Stock. Any redemption pursuant to this paragraph shall be upon not less than thirty (30) days, notice to the holders of record of the 6.20% Preferred Stock to be so redeemed, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors. From and after the date for redemption pursuant to this paragraph (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the 6.20% Preferred Stock subject to such redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the 6.20% Preferred Stock, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of Common Stock or any other class of stock ranking Junior to the 6.20% Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration in the case of any other such dividend, or at the date of any such payment, setting apart distribution, (a) full cumulative sinking fund redemptions required by this

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paragraph shall have been made and (b) full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment on the then outstanding 6.20% Preferred Stock, other than shares of 6.20% Preferred Stock previously or then to be called for redemption. The Corporation shall not redeem or purchase any shares ranking on a parity with the 6.20% Preferred Stock as to assets or dividends, pursuant to any sinking fund (which term shall include any analogous requirement) for the redemption of purchase of such shares, and shall not set apart money for any such fund, at any time when the sinking fund redemption required by this paragraph shall be in arrears; except that, at any time when the sinking fund redemption required by this paragraph shall be in arrears and when arrears exist in any sinking or analogous retirement fund required for any shares ranking as aforesaid on a parity with the 6.20% Preferred Stock, the Corporation may redeem or purchase for the respective funds shares of 6.20% Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemption, or purchases required, for the respective funds.

                    No holder of 6.20% Preferred stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stat-

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ed), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

                    The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto, greater than the voting powers given to the holders of the 6.20% Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding.

          5.        This amendment to the Certificate of Incorporation of the Corporation was authorized pursuant to the authority granted

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in Paragraph 5(b) of said Certificate of Incorporation by the affirmative vote of a majority of the Directors present at a meeting of the Board of Directors held on the 24th day of September, 1993, a quorum being present.

                    IN WITNESS WHEREOF, we made and subscribed this Certificate this 8th day of October, 1993. AND (ILLEGIBLE) THE STATEMENTS MADE HEREIN AS TRUE UNDER THE PENALTIES OF PERJURY.

Paul J. Ganci
President and Chief Operating Officer

Ellen Ahearn
Assistant Secretary

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STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

Albany, N.Y., October 18, 1993

CASE 93-M-0450 -

Petition of Central Hudson Gas & Electric Corporation for authority to issue and sell in one or more series not more than 600,000 shares of preferred stock, par value $100, and for an amendment to the company’s Certificate of Incorporation.

*	*	*	*	*

                    The Public Service Commission hereby consents to and approves this Certificate of Amendment of the Certificate of Incorporation of Central Hudson Gas & Electric Corporation under Section 805 of the Business Corporation Law, executed October 8, 1993, in accordance with the order of the Public Service Commission dated September 29, 1993.

By the Commission,

Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

STATE OF NEW YORK DEPARTMENT OF STATE

OCT 19 1993
FILED:
TAXS:

BY:

HISCOCK & BARCLAY
SUITE 1100
1 KEYCORP PLAZA
ALBANY, NY 12207-3411